UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 15, 2016

(Date of earliest event reported)

Gas Natural Inc.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	001-34585 (Commission File Number)	27-3003768 (I.R.S. Employer Identification No.)

1375 East Ninth Street, Suite 3100, Cleveland, Ohio (Address of principal executive offices)	44114 (Zip Code)

(440) 974-3770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Orwell Natural Gas Company (“Orwell”) and Brainard Gas Corp. (“Brainard”), subsidiaries of Gas Natural Inc. (the “Company”), entered into an agreement on July 1, 2008 with Orwell-Trumbull Pipeline Co., LLC (“Orwell-Trumbull”), which is an entity owned by the Richard M. Osborne Trust, for transportation service on its intrastate pipeline in Northeastern Ohio (the “Agreement”). Richard M. Osborne, the Company’s former chairman and CEO, is the sole trustee of the Osborne Trust. Under the Agreement, the charge on the Orwell-Trumbull pipeline is a volumetric rate of $1.01 per thousand cubic feet (Mcf) plus shrinkage. The Agreement has a 15 year term.

On or about March 12, 2015, Orwell-Trumbull filed a demand for arbitration, captioned “Orwell-Trumbull Pipeline Company, LLC v. Orwell Natural Gas Company,” Case No: 01-15-0002-9137, with the American Arbitration Association with respect to a dispute under the Agreement. Orwell-Trumbull claims Orwell is in breach of the exclusivity provisions in the Agreement. Orwell filed several counterclaims, including claims for breach of contract, fraud, and unjust enrichment.

On March 31, 2015, Orwell filed a complaint on the same grounds with the Public Utilities Commission of Ohio (“PUCO”) captioned “Orwell Natural Gas Company v. Orwell-Trumbull Pipeline Company LLC,” Case Number, 15-0637-GA-CSS, to address issues regarding the operation of and contract rights for utilities on the Orwell-Trumbull pipeline. On June 15, 2016, the PUCO issued an opinion and order (the “Order”) asserting its jurisdiction over the Agreement and modifying certain of its terms. In addition to resolving other ancillary issues, the Order made the following findings of fact and conclusions of law:

1.	Section 1.1 of the Agreement is modified such that the type of service offered by Orwell-Trumbull to Orwell is modified from interruptible to firm.

2.	The arbitration clause in Section 7.6 of the Agreement is suspended until further ordered by the PUCO and the PUCO retains jurisdiction to address disputes under the Agreement.

3.	Section 1.2 of the Agreement is modified to eliminate the sole-source provision and to permit Orwell to utilize the transportation service of other pipeline systems.

4.	Orwell-Trumbull, Cobra Pipeline Co., Ltd., and all other pipeline companies owned or controlled by Richard Osborne and subject to the jurisdiction of the PUCO, are directed to file an application, pursuant to RC. Chapter 4909, to determine just and reasonable rates.

The foregoing description of the Agreement and Order is not complete and is qualified entirely by reference to the full and complete Agreement and Order. The Agreement, which was filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2008, as filed with the Securities and Exchange Commission on September 30, 2008, is incorporated herein by reference. The Order is publicly available on the PUCO’s online Docketing Information System at http://dis.puc.state.oh.us/.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ Christopher J. Hubbert
Name:	Christopher J. Hubbert
Title:	Corporate Secretary

Dated: June 20, 2016